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                                                                    Exhibit 10.3

                            ADMINISTRATION AGREEMENT

      ADMINISTRATION AGREEMENT, dated as of December 16, 2005 (this "Administration Agreement"), is by and between CENTERPOINT ENERGY TRANSITION BOND COMPANY II, LLC, a Delaware limited liability company, as Issuer (the "Issuer"), and CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC, a Texas limited liability company ("CenterPoint Houston"), as Administrator (in such capacity, the "Administrator"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in Appendix A to the Indenture more fully described below.

                              W I T N E S S E T H:

      WHEREAS, the Issuer is issuing Transition Bonds pursuant to the Indenture, dated as of the date hereof and a First Supplemental Indenture thereto, also dated as of the date hereof (the "First Supplement") (as amended, supplemented or otherwise modified and in effect from time to time, the "Indenture"), between the Issuer and Wilmington Trust Company, as the Trustee, and Deutsche Bank Trust Company Americas, as Securities Intermediary;

      WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Transition Bonds, including (i) the Indenture and the First Supplement, (ii) the Transition Property Servicing Agreement, dated as of the date hereof (the "Servicing Agreement"), between the Issuer and CenterPoint Energy Houston Electric, LLC, as Servicer, (iii) the Transition Property Sale Agreement, dated as of the date hereof (the "Sale Agreement"), between the Issuer and CenterPoint Energy Houston Electric, LLC, as Seller, and (iv) the Letter of Representations, dated as of December 13, 2005 (the "Depository Agreement"), among the Issuer, the Trustee and The Depository Trust Company relating to the Transition Bonds (the Indenture, the First Supplement, the Servicing Agreement, the Sale Agreement and the Depository Agreement, as such agreements may be amended and supplemented from time to time, being referred to hereinafter collectively as the "Initial Related Agreements");

      WHEREAS, pursuant to the Initial Related Agreements, the Issuer is required to perform certain duties in connection with the Initial Related Agreements, the Transition Bonds and the Trust Estate pledged to the Trustee pursuant to the Indenture;

      WHEREAS, the Issuer may from time to time enter into and be required to perform certain duties under additional agreements similar to the Initial Related Agreements in connection with the issuance of one or more additional series of Transition Bonds (together with the Initial Related Agreements, the "Related Agreements");

      WHEREAS, the Issuer has no employees, other than its officers, and does not intend to hire any employees, and consequently desires to have the Administrator perform certain of the duties of the Issuer referred to in the preceding clauses and to provide such additional services consistent with the terms of this Administration Agreement and the Related Agreements as the Issuer may from time to time request; and

      WHEREAS, the Administrator has the capacity to provide the services and the facilities required thereby and is willing to perform such services and provide such facilities for the Issuer on the terms set forth herein;

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      NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

            1. Duties of the Administrator: Management Services. The Administrator hereby agrees to provide the following corporate management services to the Issuer and to cause third parties to provide professional services required for or contemplated by such services in accordance with the provisions of this Administration Agreement:

            (i) furnish the Issuer with ordinary clerical, bookkeeping and other corporate administrative services necessary and appropriate for the Issuer, including, without limitation, the following services:

                  (A) maintain at the Premises (as defined below) general
            accounting records of the Issuer (the "Account Records"), subject to year-end audit, in accordance with generally accepted accounting principles, separate and apart from its own accounting records, prepare or cause to be prepared such quarterly and annual financial statements as may be necessary or appropriate and arrange for year-end audits of the Issuer's financial statements by the Issuer's independent accountants;

                  (B) prepare and, after execution by the Issuer, file with the
            Securities and Exchange Commission (the "Commission") and any applicable state agencies documents required to be filed with the Commission and any applicable state agencies, including, without limitation, periodic reports required to be filed under the Securities Exchange Act of 1934, as amended;

                  (C) prepare for execution by the Issuer and cause to be filed such income, franchise or other tax returns of the Issuer as shall be required to be filed by applicable law (the "Tax Returns") and cause to be paid on behalf of the Issuer from the Issuer's funds any taxes required to be paid by the Issuer under applicable law;

                  (D) prepare or cause to be prepared for execution by the
            Issuer's Managers minutes of the meetings of the Issuer's Managers and such other documents deemed appropriate by the Issuer to maintain the separate limited liability company existence and good standing of the Issuer (the "Company Minutes") or otherwise required under the Related Agreements (together with the Account Records, the Tax Returns, the Company Minutes, the Issuer LLC Agreement, and the Issuer Certificate of Formation, the "Issuer Documents"); and any other documents deliverable by the Issuer thereunder or in connection therewith; and

                  (E) hold, maintain and preserve at the Premises (or such other place as shall be required by any of the Related Agreements) executed copies (to the extent applicable) of the Issuer Documents and other documents executed by the Issuer thereunder or in connection therewith;

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            (ii) take such actions on behalf of the Issuer, as are necessary or desirable for the Issuer to keep in full effect its existence, rights and franchises as a limited liability company under the laws of the state of Delaware and obtain and preserve its qualification to do business in each jurisdiction in which it becomes necessary to be so qualified;

            (iii) provide for the issuance and delivery of one or more series of Transition Bonds;

            (iv) provide for the performance by the Issuer of its obligations under each of the Related Agreements, and prepare, or cause to be prepared, all documents, reports, filings, instruments, notices, certificates and opinions that it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Related Agreements;

            (v) enforce each of the rights of the Issuer under the Related Agreements, at the direction of the Trustee;

            (vi) provide for the defense, at the direction of the Issuer's Managers, of any action, suit or proceeding brought against the Issuer or affecting the Issuer or any of its assets;

            (vii) provide office space (the "Premises") for the Issuer and such reasonable ancillary services as are necessary to carry out the obligations of the Administrator hereunder, including telecopying, duplicating and word processing services;

            (viii) obtaining, maintaining or facilitating one or more letters of credit or obtaining, maintaining or facilitating other credit support for the obligations of the Issuer contemplated by any Related Agreement;

            (ix) undertake such other administrative services as may be appropriate, necessary or requested by the Issuer; and

            (x) provide such other services as are incidental to the foregoing or as the Issuer and the Administrator may agree.

      In providing the services under this Section 1 and as otherwise provided under this Administration Agreement, the Administrator will not knowingly take any actions on behalf of the Issuer which (i) the Issuer is prohibited from taking under the Related Agreements, or (ii) would cause the Issuer to be in violation of any federal, state or local law or the Issuer LLC Agreement.

      2. Compensation. As compensation for the performance of the Administrator's obligations under this Administration Agreement (including the compensation of Persons serving as Managers, other than the independent managers, and officers of the Issuer, but, for the avoidance of doubt, excluding the performance by CenterPoint Houston of its obligations in its capacity as Servicer), the Administrator shall be entitled to $100,000 annually (the "Administration Fee"), payable by the Issuer in arrears proportionately on each Payment Date. In addition, the Administrator shall be entitled to be reimbursed by the Issuer for all costs and expenses of services performed by unaffiliated third parties and actually incurred by the

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Administrator in connection with the performance of its obligations under this
Administration Agreement in accordance with Section 3 (but, for the avoidance of doubt, excluding any such costs and expenses incurred by CenterPoint Houston in its capacity as Servicer), to the extent that such costs and expenses are supported by invoices or other customary documentation and reasonably allocated to the Issuer ("Reimbursable Expenses"). The Administration Fee shall be modified, and this Section 2 shall be deemed to have been amended, without further act or deed by any Person to reflect any such modification or amendment, to the extent provided in any financing order issued by the PUCT providing for the issuance of an additional series of Transition Bonds.

      3. Third Party Services. Any services or fees required for or contemplated by the performance of the above-referenced services by the Administrator to be provided by unaffiliated third parties (including independent auditors' fees and counsel fees) may, if provided for or otherwise contemplated by any related financing order issued by the PUCT and if the Issuer deems it necessary or desirable, be arranged by the Issuer or by the Administrator at the direction (which may be general or specific) of the Issuer. Costs and expenses associated with the contracting for such third-party services may be paid directly by the Issuer or paid by the Administrator and reimbursed by the Issuer in accordance with Section 2, or otherwise as the Administrator and the Issuer may mutually arrange.

      4. Additional Information to be Furnished to the Issuer. The Administrator shall furnish to the Issuer from time to time such additional information regarding the Trust Estate as the Issuer shall reasonably request.

      5. Independence of the Administrator. For all purposes of this Administration Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority, and shall not hold itself out as having the authority, to act for or represent the Issuer in any way and shall not otherwise be deemed an agent of the Issuer.

      6. No Joint Venture. Nothing contained in this Administration Agreement
(a) shall constitute the Administrator and the Issuer as partners or co-members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (b) shall be construed to impose any liability as such on either of them or (c) shall be deemed to confer on either of them any express, implied or apparent authority to incur any obligation or liability on behalf of the other.

      7. Other Activities of Administrator. Nothing herein shall prevent the Administrator or any of its members, managers, officers, employees, subsidiaries or affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an Administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer.

      8. Term of Agreement; Resignation and Removal of Administrator. (a) This Administration Agreement shall continue in force until the payment in full of the Transition

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Bonds and any other amount which may become due and payable under the Indenture, upon which event this Administration Agreement shall automatically terminate.

      (b) Subject to Sections 8(e) and 8(f), the Administrator may resign its duties hereunder by providing the Issuer with at least sixty (60) days' prior written notice.

      (c) Subject to Sections 8(e) and 8(f), the Issuer may remove the Administrator without cause by providing the Administrator with at least sixty
(60) days' prior written notice.

      (d) Subject to Sections 8(e) and 8(f), at the sole option of the Issuer, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur:

            (i) The Administrator shall default in the performance of any of its duties under this Administration Agreement and, after notice of such default, shall fail to cure such default within ten (10) days (or, if such default cannot be cured in such time, shall (A) fail to give within ten
      (10) days such assurance of cure as shall be reasonably satisfactory to the Issuer and (B) fail to cure such default within 30 days thereafter);

            (ii) a court of competent jurisdiction shall enter a decree or order for relief, and such decree or order shall not have been vacated within sixty (60) days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or such court shall appoint a receiver, liquidator, assignee, custodian, Trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

            (iii) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, shall consent to the appointment of a receiver, liquidator, assignee, Trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

The Administrator agrees that if any of the events specified in clauses (ii) or
(iii) of this Section 8(d) shall occur, it shall give written notice thereof to the Issuer and the Trustee as soon as practicable but in any event within seven
(7) days after the happening of such event.

      (e) No resignation or removal of the Administrator pursuant to this Section shall be effective until a successor Administrator has been appointed by the Issuer, and such successor Administrator has agreed in writing to be bound by the terms of this Administration Agreement in the same manner as the Administrator is bound hereunder.

      (f) The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.

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      9. Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Administration Agreement pursuant to
Section 8(a), the resignation of the Administrator pursuant to Section 8(b) or the removal of the Administrator pursuant to Section 8(c) or 8(d), the Administrator shall be entitled to be paid a pro-rated portion of the annual fee described in Section 2 hereof through the date of termination and all Reimbursable Expenses incurred by it through the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 8(a) deliver to the Issuer all property and documents of or relating to the Trust Estate then in the custody of the Administrator. In the event of the resignation of the Administrator pursuant to Section 8(b) or the removal of the Administrator pursuant to Section 8(c) or 8(d), the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

      10. Administrator's Liability. Except as otherwise provided herein, the Administrator assumes no liability other than to render or stand ready to render the services called for herein, and neither the Administrator nor any of its members, managers, officers, employees, subsidiaries or affiliates shall be responsible for any action of the Issuer or any of the members, managers, officers, employees, subsidiaries or affiliates of the Issuer (other than the Administrator itself). The Administrator shall not be liable for nor shall it have any obligation with regard to any of the liabilities, whether direct or indirect, absolute or contingent of the Issuer or any of the members, managers, officers, employees, subsidiaries or affiliates of the Issuer (other than the Administrator itself).

      11. INDEMNITY.

            (a) SUBJECT TO THE PRIORITY OF PAYMENTS SET FORTH IN THE INDENTURE, THE ISSUER SHALL INDEMNIFY THE ADMINISTRATOR, ITS MEMBERS, MANAGERS, OFFICERS, EMPLOYEES AND AFFILIATES AGAINST ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, LIABILITIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL EXPENSES OF LITIGATION OR PREPARATION THEREFOR WHETHER OR NOT THE ADMINISTRATOR IS A PARTY THERETO) WHICH ANY OF THEM MAY PAY OR INCUR ARISING OUT OF OR RELATING TO THIS ADMINISTRATION AGREEMENT AND THE SERVICES CALLED FOR HEREIN; PROVIDED, HOWEVER, THAT SUCH INDEMNITY SHALL NOT APPLY TO ANY SUCH LOSS, CLAIM, DAMAGE, PENALTY, JUDGMENT, LIABILITY OR EXPENSE RESULTING FROM THE ADMINISTRATOR'S NEGLIGENCE OR WILLFUL MISCONDUCT IN THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER.

            (b) THE ADMINISTRATOR SHALL INDEMNIFY THE ISSUER, ITS MEMBERS, MANAGERS, OFFICERS AND EMPLOYEES AGAINST ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, LIABILITIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL EXPENSES OF LITIGATION OR PREPARATION THEREFOR WHETHER OR NOT THE ISSUER IS A PARTY THERETO) WHICH ANY OF THEM MAY INCUR AS A RESULT OF THE ADMINISTRATOR'S NEGLIGENCE OR WILLFUL MISCONDUCT IN THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER.

      12. Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

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            (a)   if to the Issuer, to:

                  CenterPoint Energy Transition Bond Company II, LLC 1111 Louisiana Street, Suite 4655B
                  Houston, Texas 77002
                  Attention:  Manager

            (b)   if to the Administrator, to:

                  CenterPoint Energy Houston Electric, LLC
                  1111 Louisiana Street
                  Houston, Texas 77002
                  Attention:  Treasurer

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.

      13. Amendments. This Administration Agreement may be amended from time to time by a written amendment duly executed and delivered by each of the Issuer and the Administrator, provided that (i) the Rating Agency Condition has been satisfied in connection therewith, (ii) the Trustee shall have consented and
(iii) in the case of any amendment that increases ongoing qualified costs as defined in the applicable financing order of the PUCT relating to a series of Transition Bonds, the PUCT shall have consented thereto or shall be conclusively deemed to have consented thereto. With respect to the PUCT's consent to any amendment to this Administration Agreement,

            (a) the Administrator may request the consent of the PUCT by delivering to the PUCT's executive director and general counsel a written request for such consent, which request shall contain:

                  (i) a reference to Docket No. 30485 or to the Docket No. of any proceeding related to the issuance of an additional series of Transition Bonds and a statement as to the possible effect of the amendment on ongoing qualified costs;

                  (ii) an Officer's Certificate stating that the proposed amendment has been approved by all parties to this Administration Agreement; and

                  (iii) a statement identifying the person to whom the PUCT or its staff is to address its consent to the proposed amendment or request additional time;

            (b) The PUCT shall, within 30 days of receiving the request for consent complying with Section 13(a) above, either

                  (i) provide notice of its consent or lack of consent to the person specified in Section 13(a)(iii) above, or

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                  (ii) be conclusively deemed to have consented to the proposed amendment,

unless, within 30 days of receiving the request for consent complying with
Section 13(a) above, the PUCT or its staff delivers to the office of the person specified in Section 13(a)(iii) above a written statement requesting an additional amount of time not to exceed 30 days in which to consider whether to consent to the proposed amendment. If the PUCT or its staff requests an extension of time in the manner set forth in the preceding sentence, then the PUCT shall either provide notice of its consent or lack of consent to the person specified in Section 13(a)(iii) above no later than the last day of such extension of time or be conclusively deemed to have consented to the proposed amendment as of the last day of such extension of time. Following delivery of a notice to the PUCT by the Administrator under Section 13(a) above, the Administrator and Issuer may at any time withdraw from the PUCT further consideration of any notification of a proposed amendment.

            (c) Any amendment requiring the consent of the PUCT as provided in this Section 13 shall become effective on the later of (i) the date proposed by the parties to such amendment and (ii) the first day after the expiration of the 30 day period provided for in Section 13(b), or, if such period has been extended pursuant thereto, the first day after the expiration of such period as so extended.

      14. Successors and Assigns. This Administration Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer and the Trustee and subject to the satisfaction of the Rating Agency Condition in connection therewith. Any assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Administration Agreement may be assigned by the Administrator without the consent of the Issuer or the Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator; provided that such successor organization executes and delivers to the Issuer an Agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Administration Agreement shall bind any successors or assigns of the parties hereto.

      15. Governing Law. This Administration Agreement shall be construed in accordance with the laws of the State of Texas, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      16. Headings. The Section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Administration Agreement.

      17. Counterparts. This Administration Agreement may be executed in counterparts, each of which when so executed shall be an original, but all of which together shall constitute but one and the same Administration Agreement.

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      18. Severability. Any provision of this Administration Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      19. Nonpetition Covenant. Notwithstanding any prior termination of this Administration Agreement, the Administrator covenants that it shall not, prior to the date which is one year and one day after payment in full of the Transition Bonds, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

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      IN WITNESS WHEREOF, the parties have caused this Administration Agreement to be duly executed and delivered as of the day and year first above written.

                                            CENTERPOINT ENERGY TRANSITION BOND
                                            COMPANY II, LLC,
                                                  as Issuer

                                            By: /s/ Marc Kilbride
                                                --------------------------------
                                                Marc Kilbride
                                                Manager

                                            CENTERPOINT ENERGY HOUSTON ELECTRIC,
                                            LLC,
                                                  as Administrator,

                                            By: /s/ Marc Kilbride
                                                --------------------------------
                                                Marc Kilbride
                                                Vice President and Treasurer

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